Exhibit 22

                                            Subsidiaries of the Registrant


Subsidiary                                          State of Incorporation

DMG Securities, Inc.                                        Florida
Corporate Securities Group, Inc.                            Florida
JW Charles Securities, Inc.                                 Florida
JW Charles Insurance Services, Inc.                         Florida
JW Charles Capital Corp.                                    Florida
JW Charles Clearing Corp.                                   Iowa
Discount Securities Group, Inc.                             Florida